Exhibit 107
CALCULATION OF FILING FEES TABLE
FORM S-8
(Form Type)
Mueller Water Products, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	3,300,000	(1)(2)	$24.95	(3)	$82,335,000.00	$0.0001531	$12,605.49

Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	1,800,000	(4)(5)	$21.21	(6)	$38,178,000.00	$0.0001531	$5,845.05
Total Offering Amounts							$120,513,000.00		$18,450.54
Total Fee Offsets									$0
Net Fee Due									$18,450.54

(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Registrant that may become issuable pursuant to the Mueller Water Products, Inc. Third Amended and Restated 2006 Stock Incentive Plan (the "Amended Stock Incentive Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)    Represents 3,300,000 additional shares of Common Stock that were added to the shares authorized for issuance to eligible persons under the Amended Stock Incentive Plan.
(3)    Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 25, 2025.
(4)    Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall be deemed to cover any additional shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Registrant that may become issuable pursuant to the Mueller Water Products, Inc. Second Amended and Restated Employee Stock Purchase Plan (the "Amended ESPP"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(5)    Represents 1,800,000 additional shares of Common Stock that were added to the shares authorized for issuance to eligible persons under the Amended ESPP.
(6)    Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 25, 2025, multiplied by 85%. Pursuant to the Amended ESPP, the purchase price of the Common Stock issued thereunder is equal to 85% of the lesser of the closing stock price of the Common Stock on the first trading day of each offering period or the closing price of the Common Stock on the last trading day of each offering period.